EXHIBIT 23.2



            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


         We consent to the incorporation by reference in this Registration Statement on Form S-8 of SmartPros, Ltd. (the "Company") of our report dated February 28, 2005, relating to the financial statements of the Company included in the Company's Annual Report (Form 10-KSB) for the year ended December 31, 2004.





/s/ Holtz Rubenstein Reminick LLP
Melville, New York
April 7, 2005